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                                                          Exhibit 10.5
                               BAY NETWORKS, INC.

                       1994 EMPLOYEE STOCK PURCHASE PLAN

               (As Amended by the Board through October 17, 1996)



         1. Purpose. The Bay Networks, Inc. 1994 Employee Stock Purchase Plan (the "Plan") is established to provide eligible employees of Bay Networks, Inc. ("Bay Networks"), and any current or future parent or subsidiary corporations of Bay Networks which the Board of Directors of Bay Networks (the "Board") determines should be included in the Plan (collectively referred to as the "Company"), with an opportunity to acquire a proprietary interest in the Company by the purchase of common stock of Bay Networks. (Bay Networks and any parent or subsidiary corporation designated by the Board as a participating corporation shall be individually referred to herein as a "Participating Company." For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")).

         It is intended that the Plan shall qualify as an "employee stock purchase plan" under section 423 of the Code (including any future amendments or replacements of such section), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of section 423 of the Code shall have the same definition herein.

         An employee participating in the Plan (a "Participant") may withdraw such Participant's accumulated payroll deductions (if any) therein at any time during an Offering Period (as defined below). Accordingly, each Participant is, in effect, granted an option pursuant to the Plan (a "Purchase Right") which may or may not be exercised at the end of a Purchase Period and which is intended to qualify as an option described in section 423 of the Code.

         2. Administration. The Plan shall be administered by the Board and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references to the Board shall also mean the committee if a committee has been appointed. The Board shall have the sole and absolute discretion to determine from time to time what parent corporations and/or subsidiary corporations shall be Participating Companies. All questions of interpretation of the Plan or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan and/or any Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

         3. Share Reserve. The maximum number of shares which may be issued under the Plan shall be three million seven hundred fifty thousand (3,750,000) shares of the authorized but unissued common stock of Bay Networks (the "Shares"). In the event that any Purchase Right





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for any reason expires or is canceled or terminated, the Shares allocable to the unexercised portion of such Purchase Right may again be subjected to a Purchase Right.

         4. Eligibility. Any employee of a Participating Company is eligible to participate in the Plan except the following:

                 (a) employees who are customarily employed by the Company for less than twenty (20) hours a week;

                 (b) employees whose customary employment is for not more than five (5) months in any calendar year; and

                 (c) employees who own or hold options to purchase or who, as a result of participation in this Plan, would own or hold options to purchase, stock of the Company possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of any one of the corporations referred to as the Company within the meaning of section 423(b)(3) of the Code; and

         5.      Offerings.

                 (a) Offering Periods. Effective for offerings beginning on and after November 1, 1996, the Plan shall be implemented by offerings (individually an "Offering") of twenty-four (24) months duration (an "Offering Period"). An Offering shall commence on May 1 and November 1 of each year.
The Offering commencing on May 1 shall end on April 30 of the second following year. The Offering commencing on November 1 shall end on October 31 of the second following year. Notwithstanding the foregoing, the Board may establish a different term for one or more Offerings and/or different commencing and/or ending dates for such Offerings. The first day of an Offering shall be the "Offering Date" for such Offering.

                 (b) Purchase Periods. Each Offering Period shall consist of four (4) consecutive purchase periods of six (6) months duration (the "Purchase Period"). The last day of each Purchase Period shall be the "Purchase Date" for such Purchase Period. A Purchase Period commencing on May 1 shall end on the next October 31. A Purchase Period commencing on November 1 shall end on the next April 30. The Board may establish a different term for one or more Purchase Periods and/or different commencing dates and/or Purchase Dates for such Purchase Periods. In the event a Purchase Date is not a business day, the Company shall specify the business day that will be deemed the Purchase Date.

                 (c) Governmental Approval; Shareholder Approval. Notwithstanding any other provision of the Plan to the contrary, any Purchase Right granted pursuant to the Plan shall be subject to (i) obtaining all necessary governmental approvals and/or qualifications of the sale and/or issuance of the Purchase Rights and/or the Shares, and (ii) obtaining shareholder approval of the Plan. Notwithstanding the foregoing, shareholder approval shall not be necessary in order to grant any Purchase Right granted on the Offering Date of the Plan's initial Offering Period; provided, however, that the exercise of any such Purchase Right shall be subject to obtaining shareholder approval of the Plan.





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         6.      Participation in the Plan.

                 (a) Initial Participation. An eligible employee shall become a participant in the Plan (a "Participant") on the first Offering Date after satisfying the eligibility requirements and delivering to the Company's payroll office two (2) weeks prior to such Offering Date or as may be established by the Company from time to time (the "Subscription Date") a subscription agreement indicating the employee's election to participate in the Plan and authorizing payroll deductions. An eligible employee who does not deliver a subscription agreement to the Company on or before the Subscription Date shall not participate in the Plan for that Offering or for any subsequent Offering unless such eligible employee subsequently enrolls in the Plan by complying with the provisions of paragraph 4 and by filing a subscription agreement with the Company on or before the Subscription Date for such subsequent Offering. An employee who becomes eligible to participate in the Plan after an Offering has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering provided such employee is still eligible to participate in the Plan as of the commencement of any such subsequent Offering.

                 (b) Continued Participation. Participation in the Plan shall continue until (i) the Participant ceases to be eligible as provided in paragraph 4, (ii) the Participant withdraws from the Plan pursuant to paragraph 11, or (iii) the Participant terminates employment or dies as provided in paragraphs 11(e) and 11(f). If a Participant is automatically withdrawn from an Offering at the end of the first Purchase Period of such Offering pursuant to paragraph 11(c), then the Participant shall automatically participate in the Offering Period commencing concurrently with or immediately after the termination of such Purchase Period. At the end of an Offering Period, each Participant in such terminating Offering Period shall automatically participate in the first subsequent Offering Period according to the same elections contained in the Participant's subscription agreement effective for the Offering Period which has just ended, provided such Participant is still eligible to participate in the Plan as provided in paragraph 4. However, a Participant may file a subscription agreement with respect to such subsequent Offering Period if the Participant desires to change any of the Participant's elections contained in the Participant's then effective subscription agreement.

         7.      Maximum Right to Purchase Shares.

                 (a) Except as set forth in subparagraph (b) below, during an Offering Period each Participant shall have a Purchase Right consisting of the right to purchase that number of whole Shares which may be purchased at the applicable Offering Exercise Price (as defined in paragraph 8, below), with amount of the Participant's accumulated payroll deductions for such Offering Period, up to a maximum equal to that number of whole Shares arrived at by dividing twenty thousand one hundred sixty dollars ($20,160) by eighty-five percent (85%) of the fair market value of the Shares, as determined in accordance with paragraph 8, below on the Offering Date.

                 (b) Notwithstanding any other provision of the Plan, no Participant shall be entitled to purchase Shares under the Plan at a rate which exceeds $25,000 in fair market value,





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determined as of the Offering Date for each Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which the Participant participates in the Plan.

         8. Purchase Price. The purchase price at which Shares may be acquired at the end of a Purchase Period pursuant to the exercise of all or any portion of a Purchase Right granted under the Plan (the "Offering Exercise Price") shall be eighty-five percent (85%) of the lesser of (a) the fair market value of the Shares on the Offering Date of such Offering or (b) the fair market value of the Shares on the Purchase Date or such higher price as may be set by the Board prior to the commencement of an Offering. The fair market value of the Shares on the Offering Date will be the closing price quoted on the New York Stock Exchange ("NYSE") on the last trading day prior to the Offering Date and the fair market value of the Shares on the Purchase Date will be the closing price quoted on the NYSE on the Purchase Date.

         9.      Payroll Deductions and Payment of Purchase Price.

                 (a) Payroll Deductions. Shares which are acquired pursuant to the exercise of all or any portion of a Purchase Right for a given Offering Period may be paid for only by means of payroll deductions from the Participant's Compensation accumulated during the Offering Period. For purposes of the Plan, a Participant's "Compensation" with respect to an Offering shall include all amounts paid in cash and includable as "wages" subject to tax under section 3101(a) of the Code without applying the dollar limitation of section 3121(a) of the Code. Accordingly, Compensation shall include, without limitation, salaries, commissions, bonuses, and overtime. Compensation shall not include reimbursements of expenses, allowances, or any amount deemed received without the actual transfer of cash or any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan. Except as set forth below, the amount of Compensation to be withheld from a Participant's Compensation during each pay period shall be determined by the Participant's subscription agreement.

                 (b) Election to Increase or Decrease Withholding. During an Offering Period, except as provided in subparagraph 9(b)(ii), below, a Participant may elect to increase or decrease the amount withheld from his or her Compensation by filing an amended subscription agreement with the Company on or before the Change Notice Date. The "Change Notice Date" shall initially be two (2) weeks prior to the end of the first pay period for which such election is to be effective; however, the Company may change such Change Notice Date from time to time.

                 (c)      Limitations on Payroll Withholding.

                          (i)     The amount of payroll withholding with
respect to the Plan for any Participant during any pay period shall not exceed ten percent (10%) of the Participant's Compensation for such pay period. Amounts shall be withheld in whole percentages only and shall be reduced by any amounts contributed by the Participant and applied to the purchase of Company stock pursuant to any other employee stock purchase plan qualifying under section 423 of the Code.

                          (ii)    The maximum amount of payroll deductions for
any Purchase Period may not exceed five thousand forty dollars ($5,040).





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                 (d)      Payroll Withholding.  Payroll deductions shall
commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

                 (e) Participant Accounts. Individual accounts shall be maintained for each Participant. All payroll deductions from a Participant's Compensation shall be credited to such account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

                 (f) No Interest Paid. Except as otherwise required by applicable law, interest shall not be paid on sums withheld from a Participant's Compensation.

         10.     Exercise of Purchase Right.

                 (a) Automatic Exercise of Purchase Right. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Offering or whose participation in the Offering has not terminated on or before such last day and each beneficiary who has elected to exercise a deceased Participant's Purchase Right (pursuant to paragraph 11(f) below) shall automatically acquire pursuant to the exercise of the Participant's Purchase Right the number of whole Shares arrived at by dividing the total amount of the Participant's accumulated payroll deductions for the Purchase Period by the Offering Exercise Price; provided, however, in no event shall the number of Shares purchased by the Participant or the beneficiary exceed the limitations set forth in paragraph 7. Except as provided in paragraph 11(f) below, no Shares shall be purchased on behalf of a Participant whose participation in the Offering or the Plan has terminated on or before the date of such exercise.

                 (b) Return of Cash Balance. Any cash balance remaining in the Participant's account shall be refunded to the Participant as soon as practical after the Purchase Date. In the event the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount necessary to purchase a whole Share, the Company may establish procedures whereby such cash is maintained in the Participant's account and applied toward the purchase of Shares in the subsequent Purchase or Offering Period.

                 (c) Withholding. At the time the Purchase Right is exercised, in whole or in part, or at the time some or all of the Shares are disposed of, the Company shall withhold from the Participant's Compensation the amount, if any, necessary to satisfy the foreign, federal and state tax withholding obligations of the Company which may arise upon exercise of the Purchase Right and/or upon disposition of Shares, unless the Participant makes other arrangements with the Company to meet such withholding obligations.

                 (d) Company Established Procedures. The Company may, from time to time, establish (A) a minimum required withholding amount for participation in any Offering, (B) limitations on the frequency and/or number of changes in the amount withheld during an Offering, (C) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (D) payroll withholding in excess of or less than the amount designated by a Participant





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in order to adjust for delays or mistakes in the Company's processing of subscription agreements, and/or (E) such other limitations or procedures as deemed advisable by the Company in the Company's sole discretion which are consistent with the Plan.

                 (e) Allocation of Shares. In the event the number of Shares which might be purchased by all Participants in the Plan exceeds the number of Shares available in the Plan, the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable.

                 (f) Expiration of Purchase Right. Any portion of a Participant's Purchase Right remaining unexercised after the end of the Offering Period to which such Purchase Right relates shall expire immediately upon the end of such Offering Period.

         11.     Withdrawal and Termination of Employment.

                 (a) Voluntary Withdrawal From an Offering. A Participant may withdraw from an Offering by signing a written notice of withdrawal on a form provided by the Company for such purpose and delivering such notice to the Company at any time prior to the end of an Offering Period; however, if a Participant withdraws after the Purchase Date for the first Purchase Period of an Offering, the withdrawal shall not affect Shares acquired by the Participant in the prior Purchase Period. A Participant may not thereafter resume participation in the same Offering upon withdrawal from such Offering. Unless otherwise indicated by the Participant, withdrawal from an Offering shall not result in a withdrawal from the Plan or any succeeding Offering therein. The Company may, from time to time, impose a requirement that the notice of withdrawal be on file with the Company for a reasonable period prior to the effectiveness of the Participant's withdrawal from an Offering.

                 (b) Voluntary Withdrawal from the Plan. A Participant may withdraw from the Plan by signing a written notice of withdrawal on a form provided by the Company for such purpose and delivering such notice to the Company. Withdrawals made after the first Purchase Date of an Offering Period shall not affect shares acquired by the Participant on such Purchase Date. In the event a Participant voluntarily elects to withdraw from the Plan, the Participant may not resume participation in the Plan during the same Offering Period, but may participate in any subsequent Offering under the Plan by again satisfying the requirements of paragraphs 4 and 6. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Company for a reasonable period prior to the effectiveness of the Participant's withdrawal from the Plan.

                 (c) Automatic Withdrawal From an Offering. If the fair market value of the Shares on the first Purchase Date of an Offering is less than the fair market value of the Shares on the Offering Date for such Offering, then every Participant shall automatically (i) be withdrawn from the Offering at the close of the Purchase Date and after the acquisition of Shares for such Purchase Period, and (ii) be enrolled in the Offering commencing concurrently with or immediately after the termination of such Purchase Period.





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                 (d)      Waiver of Withdrawal Right.  The Company may, from
time to time, establish a procedure pursuant to which a participant may elect (an "Irrevocable Election"), prior to the commencement of an Offering Period or Purchase Period, to have all payroll deductions accumulated in his or her Plan account as of the Purchase Date applied to purchase shares under the Plan and
(i) to waive his or her right to withdraw from the Offering or the Plan pursuant to this paragraph 11, and (ii) to waive his or her right to increase, decrease, or cease payroll deductions from his or her compensation for such Offering during the time such election is in effect. Such election shall be made in writing on a form provided by the Company for such purpose and must be delivered to the Company not later than the close of business on the day prior to the first day of the Offering Period or the Purchase Period for which such election is to first be effective.

                 (e) Termination of Employment. Termination of a Participant's employment with the Company for any reason, including retirement, other than death while in the employ of the Company, shall terminate the Participant's participation in the Plan immediately. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of paragraphs 4 and 6.

                 (f) Death of a Participant. Upon termination of the Participant's employment with the Company because of death, his or her beneficiary (as defined in paragraph 13) shall have the right to elect, by written notice given to the Company prior to the first to occur of (A) the expiration of the period of sixty (60) days commencing with the date of the death of the Participant, or (B) the Purchase Date next following the date of the Participant's death, either

                          (i)     to withdraw all of the payroll deductions
credited to the Participant's account under the Plan; or

                          (ii)    to exercise the Participant's Purchase Right
on the Purchase Date next following the date of the Participant's death for the purchase of the number of whole Shares which the accumulated payroll deductions in the Participant's account at the applicable Offering Exercise Price, and any excess in such account will be returned to said beneficiary.

In the event that no such written notice of election shall be duly received by the Company, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the Participant's account at the date of the Participant's death.

         12. Repayment of Payroll Deductions. In the event a Participant's interest in the Plan or any Offering therein is terminated for any reason, the balance held in the Participant's account balance shall be returned as soon as practical after such termination to the Participant (or, in the case of the Participant's death, to the Participant's beneficiary) and all of the Participant's rights under the Plan shall terminate except as otherwise provided herein. Such account balance may not be applied to any other Offering under the Plan. Except as otherwise required by applicable law, no interest shall be paid on sums returned to a Participant pursuant to this paragraph 12.





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         13.     Designation of Beneficiary.

                 (a) Each Participant shall have the right to designate on forms provided by the Company a beneficiary to receive the Shares and/or cash upon the Participant's death as provided in paragraph 11(f).

                 (b) If, upon the death of a Participant, former Participant or beneficiary, there is no valid designation of beneficiary on file with the Company, or if the designated beneficiary is not then living, the Company shall designate as the Beneficiary, in order of priority:

                          (i)     the surviving spouse;

                          (ii)    surviving children, including adopted
children;

                          (iii)   surviving parents; or

                          (iv)    the Participant's estate, provided that at
all times the Company shall have the right to designate as beneficiary the Participant's estate irrespective of said order of priority.

The determination of the Company as to which persons, if any, qualify within the aforementioned categories shall be final and conclusive upon all persons.

         14. Transfer of Control. A "Transfer of Control" shall be deemed to have occurred in the event any of the following occurs with respect to the Control Company. For purposes of applying this paragraph 14, the "Control Company" shall mean the Participating Company whose stock is subject to the Purchase Right.

                 (a) a merger in which the shareholders before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Control Company; or

                 (b) the sale or exchange of all or substantially all of the Control Company's assets (other than a sale or transfer to a subsidiary of the Company as defined in section 424(f) of the Code).

         In the event of a Transfer of Control, the Board, in its sole discretion, shall either (i) provide that Purchase Rights granted under the Plan shall be fully exercisable to the extent of each Participant's account balance for the Offering Period as of a date prior to the Transfer of Control, as the Board so determines or (ii) arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be, that such corporation assume the Company's rights and obligations under the Plan. All Purchase Rights shall terminate effective as of the date of the Transfer of Control to the extent that the Purchase Right is neither exercised as of the date of the Transfer of Control nor assumed by the surviving, continuing, successor, or purchasing corporation, as the case may be.





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         15.     Capital Changes.  In the event of changes in the common stock of the Company due to a stock split, reverse stock split, stock dividend, combination, reclassification, or like change in the Company's capitalization, or in the event of any merger, sale or other reorganization, appropriate adjustments shall be made by the Company in the Plan's share reserve, the number of Shares subject to a Purchase Right and in the purchase price per share. Furthermore, in the event of any such change the Board may terminate any outstanding Offering effective on or after the effective date of any such change; provided, however, the date of such termination shall be deemed a Purchase Date and shall be not sooner than thirty (30) days after giving notice of such termination to the Participants.

         16. Rights as a Stockholder and Employee. A Participant shall have no rights as a stockholder by virtue of the Participant's participation in the Plan until the date of the issuance of a stock certificate(s) for the Shares being purchased pursuant to the exercise of the Participant's Purchase Right. No adjustment shall be made for cash dividends or distributions or other rights for which the record date is prior to the date such stock certificate(s) are issued. Nothing herein shall confer upon a Participant any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate the Participant's employment at any time.

         17. Reports. Each Participant who exercised all or part of the Participant's Purchase Right for a Purchase Period shall receive as soon as practical after the last day of such Purchase Period a report of such Participant's account setting forth the total payroll deductions accumulated, the number of Shares purchased and the remaining cash balance to be refunded or retained in the Participant's account pursuant to paragraph 9(b), if any.

         18. Plan Term. This Plan shall continue until terminated by the Board or until all of the Shares reserved for issuance under the Plan have been issued, whichever shall first occur.

         19. Restriction on Issuance of Shares. The issuance of shares pursuant to the Purchase Right shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities. The Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations. In addition, no Purchase Right may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. As a condition to the exercise of the Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

         20. Legends. The Company may at any time place legends or other identifying symbols referencing any applicable federal and/or state securities restrictions and any provision convenient in the administration of the Plan on some or all of the certificates representing shares of stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a





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Purchase Right in the possession of the Participant in order to effectuate the provisions of this paragraph 20.

         21. Non-Transferability. During the lifetime of the Participant, the Purchase Right shall be exercisable only by said Participant. No Purchase Right shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. The Company, in its absolute discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of a Purchase Right as it deems appropriate and any such restriction shall be set forth in the respective subscription agreement and may be referred to on the certificates evidencing such shares. The Company may require the employee to give the Company prompt notice of any disposition of shares of stock acquired by exercise of a Purchase Right within two years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

         22. Amendment or Termination of the Plan. The Board may at any time amend or terminate the Plan, except that such termination shall not affect Purchase Rights previously granted under the Plan, nor may any amendment make any change in a Purchase Right previously granted under the Plan which would adversely affect the right of any Participant (except as otherwise specifically provided in this Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to section 423 of the Code). In addition, an amendment to the Plan must be approved by the stockholders of the Company, within the meaning of section 423 of the Code, within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as a corporation the employees of which are eligible to participate in the Plan. In addition to the foregoing, the approval of the Company's stockholders shall be sought for any amendment to the Plan for which the Board deems stockholder approval necessary in order to comply with Rule 16b-3 promulgated under the Exchange Act, and amended from time to time or any successor rule or regulation.





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